Exhibit 10.3
                                COLUMBIA BANCORP
                          10480 Little Patuxent Parkway
                             Columbia Maryland 21044

                               ____________, 2000


                        Incentive Stock Option Agreement
                            Option Number: _________

         STOCK OPTION (the "Option") for a total of _________ shares of common stock, par value $0.01 per share (the "Common Stock"), of Columbia Bancorp (the Company"), is hereby granted to ____________ (the "Optionee") at the price set forth in Section 2, effective as of the "Effective Date," as defined in the Plan and Agreement to Merge, by and between Company and Suburban Bancshares, Inc. ("Suburban Bancshares"), dated September 28, 1999, as amended (the "Merger Agreement"). The Option is granted pursuant to the Suburban Bancshares, Inc. 1997 Stock Option Plan, as assumed and amended by the Company (the "Plan"), and is subject to the terms and provisions of this Agreement and the Plan, the terms of which are incorporated in this Agreement by reference. The Option is intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

         1. Option Price. The price at which shares of Common Stock may be purchased under this Agreement is ___________ for each share.

         This Option is granted, pursuant to the Merger Agreement, in substitution for the outstanding incentive stock option (the "Former Option") granted to the Optionee by the Suburban Bancshares on ______________ (the "Former Option's Grant Date") under the terms of the Plan as in effect prior to the Effective Date. The Optionee acknowledges that, pursuant to the provisions of Section 10(b) of the Plan as in effect immediately prior to the Effective Date, the Former Option was surrendered and cancelled immediately prior to the Effective Date to obtain the grant of this Option by the Company in substitution for such Former Option. The Former Option has no further force or effect after such surrender and cancellation. The Optionee agrees that the Optionee shall have no further right of any kind under the Former Option, including the right to purchase any securities, and further agrees that this Agreement will FOREVER AND IRREVOCABLY RELEASE AND DISCHARGE Suburban Bancshares and the Company, the directors and officers thereof, and any and all other persons who may have any liability with respect to the Former Option, from any and all claims, rights and liabilities whatsoever relating to the Former Option.

         2. Exercise of Option. This Option shall be exercisable as follows:

           (i) One hundred percent (100%) of the Option is exercisable as of the date of this Agreement.
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           (ii) Method  of  Exercise.  This Option  shall  be  exercisable  by a written notice by the Optionee which shall:

               (a) state the election to exercise the Option, the number of shares with respect to which it is being exercised, the person in whose name the stock certificate or certificates for such shares of Common Stock is to be registered, his address and Social Security Number (or if more than one, the names, addresses and Social Security Numbers of such persons);

               (b) contain such representations and agreements as to the holder's investment intent with respect to such shares of Common Stock as may be satisfactory to the Company's counsel;

               (c) be signed by the person or persons entitled to exercise the Option, and if the Option is being exercised by any person or persons other than the Optionee, be accompanied by proof, satisfactory to counsel for the Company, of the right of such person or persons to exercise the Option; and

               (d) be in writing and delivered in person or by certified mail to the Treasurer the Company.

           Payment of the purchase price of any shares with respect to which the Option is being exercised shall be by cash, Common Stock, or such combination of cash and Common Stock as the Optionee elects. The certificate or certificates for shares of Common Stock as to which the Option shall be exercised shall be registered in the name of the person or persons exercising the Option.

           (iii) Restrictions on exercise. This Option may not be exercised if the issuance of the shares upon such exercise would constitute a violation of any applicable federal or state securities or other law or valid regulation. As a condition to the Optionee's exercise of this Option, the Company may require the person exercising this Option to make any representation and
warranty   to  the  Company  as  may  be  required  by  any   applicable  law or
regulation.

         3. Withholding. The Optionee hereby agrees that the exercise of the Option or any installment thereof will not be effective, and no shares will become transferable to the Optionee, until the Optionee makes appropriate arrangements with the Company for such tax withholding as may be required of the Company under federal, state, or local law on account of such exercise.

         4. Non-transferability of Option. This Option may not be transferred in any manner otherwise than by will or the laws of descent or distribution, or pursuant to a "qualified domestic relations order" (within the meaning of
Section 414(p) of the Code and the regulations and rulings thereunder). The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.
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         5. Term of Option. This Option may not be exercisable for more than ten years from the Former Option's Grant Date, and may be exercised during such term only in accordance with the Plan and the terms of this Option.


                                     SUBURBAN BANCSHARES, INC.
                                     1997 STOCK OPTION PLAN COMMITTEE

                                     By: ___________________________________
                                     Print Name: ____________________________
                                     Title: __________________________________

Accepted and Approved:


------------------------------------
Print Name: __________________________
Dated: _________________________, 2000

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